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                                                                    EXHIBIT 10.4
                                                                    ------------

                                   AGREEMENT
                                   ---------


SINTESIS LERMA, S.A. DE C.V., Av. San Rafael no. 35, Parque Industrial Lerma,
----------------------------
52000 Lerma, Mexico,

                                                   - as one party -

                                      and

ALCO CHEMICALS LTD., Paradiso, Switzerland Branch Office, with company
-------------------
headquarters in Lugano, [Switzerland] Via S. Salvatore no. 7, hereinafter referred to as ALCO

                                                   - as the other party -

                                    whereas

- Lerma manufactures chemical products for the pharmaceuticals industry, hereinafter referred to as Products;

- ALCO has for some time worked with LERMA for purposes of commercial promotion of the Products;

- the Parties intend for this agreement to regulate their relationship in systematic manner;

- ALCO has the marketing know-how and resources in general that are necessary in order to adequately promote sales of the Products;

agree upon and provide the following:

 .  ROLE AS AGENT

1.1. Lerma confers upon ALCO, and ALCO accepts, the role of exclusive agent, without representation authority, for ongoing promotion on a worldwide scale, excluding the clients that reside or carry out their activities in the country of Mexico (within the borders of same

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that are internationally recognized at the time this Agreement is adopted), of sales of the products manufactured by Lerma or by third parties on behalf of Lerma), which are listed in Appendix 1.

1.2. ALCO, with respect to the Products set forth in Appendix 1, shall have exclusive rights and obligations as LERMA's agent.

1.3. Lerma may not engage in promotional activities for the Products [either] directly or by simultaneously availing itself of other parties for the purpose of promoting sales of the Products; in the event of a violation of the exclusivity obligation provided herein, in addition to any right provided by applicable law, ALCO shall also be entitled to the commission referred to in
Article 2.1 hereinafter.

 .  ALCO'S RIGHTS

2.1. ALCO, with respect to sales obtained for LERMA in its role as Exclusive Agent, shall be entitled to a commission equal to 4% of the billing for properly executed transactions or, if the transaction has been executed only in part, equal to 4% of the executed portion.

No commission shall be due ALCO in the event that the sales solicited and obtained are carried out at a price below the LERMA-ALCO price list in effect as of that date, unless the sale at a lower price was authorized by Lerma.

In addition, no commission shall be due ALCO for Lerma sales to the clients referred to in Clause 1.2.

2.2. ALCO, upon a routine written request from LERMA, shall be required to provide "del credere", and shall therefore be fully liable vis-a-vis LERMA for the proper execution of the transaction it has initiated. In that event, ALCO shall be entitled to a higher commission equal to 1% of the billing.

2.3. At the request of ALCO, LERMA obligates itself to provide to same the documentation

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required from registration of the Products in the territories that are covered by this agreement.

3.  ALCO'S OBLIGATIONS

3.1.  ALCO obligates itself in accordance with the following:

3.1.1. ALCO must, during the entire term of this agreement, diligently and in good faith serve and assist LERMA so as to increase LERMA's business, as well as sales of the Products;

3.1.2 ALCO must refrain from any act that might obstruct or interfere with promotion of sales of the Products;

3.1.3. ALCO shall be required to provide "del credere" in accordance with the provisions of Article 2.2. hereinabove;

3.1.4. ALCO must comply with all existing provisions of law and regulations pertaining to the Products in every country in which it operates for purposes of promoting sales of the Products;

3.1.5. ALCO must not, throughout the term of this agreement, manufacture or market, either directly or indirectly, products competing with the Products. On the other hand, it may unrestrictedly act as agent of companies belonging to the same group to which Lerma belongs;

3.1.6.  ALCO may not imitate, produce, or modify the Products;

3.1.7 ALCO must promote sales of the Products with LERMA's name or trademark, without in any may marketing them with its own trademark, and without erasing or covering LERMA's distinguishing marks, including but not limited to notations that cite possible patents, trademarks, or other intellectual property rights held by LERMA;

3.1.8. ALCO must transmit to LERMA no later than the end of October of every calendar year the projected budget for the following calendar year for each of the Products whose sales

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ALCO is promoting;

3.1.9. ALCO must transmit to LERMA the purchase orders received with the greatest possible speed;

3.1.10. ALCO guaranties to LERMA that it will solicit and obtain sales of the Products with a minimum annual billing of USD 3,000,000.00. Such minimum billing may be modified by consent of the Parties upon every contractual expiration, within the meaning of Clause 7.1. hereinafter, with a minimum of three months advance notice;

3.1.11 ALCO must indemnify LERMA for any damage caused to LERMA by negligent or in any event untimely performance by ALCO of the obligations assigned to ALCO by this Agreement or by law.

PROMOTION OF THE PRODUCTS

4.1. ALCO shall reach an agreement with LERMA by the end of October of every year with respect to the sales promotion program for the Products for the following calendar year. The agreed upon program may be modified in the light of market conditions, without prejudice to the obligation for a promotion that is reasonably sufficient in relation to the budget referred to in Clause 3.1.8 and the guaranteed minimum billing referred to in Clause 3.1.10.

4.2. Unless there is a written agreement to the contrary, all agency expenses shall be chargeable solely to ALCO.

4.3. ALCO obligates itself to maintain, throughout the term of this Agreement, staff and organization that is sufficient for promotion of sales of the Products and, in particular, to maintain a salesperson network of a size that is sufficient for timely performance of ALCO's obligations under this agreement.

4.4. ALCO shall communicate to LERMA all information regarding the competition, production trends, and supply and demand trends that have a significant impact on market

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conditions, as well as other information regarding the activities covered by this Agreement that LERMA may reasonably require. LERMA may request that such information be transmitted on the appropriate standard forms that it may prepare.

5.  INTELLECTUAL PROPERTY RIGHTS

5.1. The patent rights and trade secrets in general as well as trademark rights are held exclusively by LERMA. ALCO must adopt any agreement with LERMA (including, but not limited to, licenses), perform any formality or carry out any action, including protective measures, that are necessary or useful in order to protect LERMA's rights in the territories where ALCO promotes sales of the Products.

5.2. ALCO obligates itself to notify LERMA of any unauthorized use of intellectual property or trademark rights held by LERMA as soon as it should become aware of same. At LERMA's request, ALCO shall participate in legal actions and administrative procedures, and shall take any other action that should be reasonably necessary in order to protect the intellectual and trade secret rights (including, but not limited to trademarks) in the areas where ALCO operates.

6.  EXCLUSION OF JOINT VENTURES OR PARTNERSHIPS

The agreement contained in this agreement is to be adopted by two companies that have absolutely no control, ownership, or organizational relationship between each other or with respect to any other party in common, and it does not entail the founding of partnership or joint venture and, except where otherwise expressly agreed in writing, neither of the parties is authorized to act in representation of the other or to make statements or declarations to third parties, assume guarantees or sureties on behalf of the other, or in any way obligate the other party vis-a-vis third parties.

7.  EFFECTIVE DATE AND EXPIRATION OF THE AGREEMENT.  CANCELLATION

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CLAUSES.  WITHDRAWAL AND TERMINATION.

7.1. The agreement contained in this legal instrument (except in the event of termination prior to expiration of its term) shall have a term of three years beginning on October 1, 1996 and ending on September 31, 1999, and shall thenceforth be considered to be tacitly renewed from one year to another, unless there is a termination notice to be communicated to the other Party with a minimum of six months advance notice.

7.2. In addition to the provisions of applicable law, this agreement shall be canceled de jure in the event of one party's non-performance of any obligation
         -------
contained in this Agreement, should the nonperforming party fail to comply with the obligations required of it within fifteen days following receipt of a performance demand communicated by the other party.

7.3. The parties are also to be granted the right to cancel in the following instances:

73.1. Should, due to the lack of and termination of permits, authorizations, [or] licenses, the other party is unable to start up or continue production or sales promotion, respectively, with respect to any of the Products;

7.3.2 in any instance [in which] the other party is made subject to an individual or joint insolvency proceedings, or in any instance in which it should cease operating for more than thirty consecutive days (with the exception of summer vacations);

7.3.3. in any instance in which the other party is unable or should become incapable of performing the obligations provided by this agreement;

7.4. Lerma shall also be granted the right to cancel in the event that control of Alco should pass through the current stockholders to other parties that Lerma, at its sole discretion, should consider unsuitable.

8.  EFFECTS OF TERMINATION OF THE AGREEMENT

In any instance of termination of this Agreement:

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8.1.  ALCO must return all material of any type in its possession or subject to its control, that pertains to the Products or to LERMA (except administrative correspondence between the Parties);

8.2. ALCO shall lose all rights to utilize the patent or trademark rights possibly granted in implementation of this Agreement and in particular it shall cease to utilize the LERMA trademark on letterhead stationary or any other material;

8.3. ALCO, upon a routine request by LERMA, must transmit to LERMA complete lists containing the background data and addresses of clients interested in the products;

8.4. ALCO must transfer to Lerma's bane, and waive the right to make future use of, any permit, authorization, or license possibly issued to ALCO by competent authorities in specific reference to marketing of the Products;

8.5. ALCO shall not be entitled to any type of indemnification, with the exception of mandatory indemnification or compensation possibly provided by applicable law regarding the agency relationship.

9.  CONFIDENTIALITY OBLIGATION

9.1. ALCO must keep strictly confidential, not disclose to third parties, and utilize solely for the purpose of performing this Agreement, all information regarding the Products, whether technical or commercial, as well as information regarding Lerma, whether such information is communicated by Lerma or is in any way obtained by ALCO for the purposes and effects of this Agreement.

9.2. The confidentiality obligation set forth in Article 9.1 hereinabove does not pertain to information of those portions of information:
9.2.1. that is in the public domain, unless it becomes so due to actions attributable to ALCO or to a person for which the latter is liable;

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9.2.2.  that should become known to and registered by ALCO prior to its disclosure by LERMA;

9.2.3. that should be disclosed to ALCO by a source other than LERMA without any violation of the confidentiality obligation on the part of ALCO;

9.2.4. That is independently developed by ALCO without having in any way made use of the information received for the purposes and effects of this agreement;

10.  NON-ASSIGNABILITY OF RIGHTS

The rights and obligations generated by this Agreement are specific to the Parties and may not be assigned without the prior written consent of the other Party. Neither of the parties may transfer or assign to third parties all or part of the rights and obligations set froth in this agreement, with the exception of ALCO's right to discount at financial institutions accrued accounts receivable for commissions.

11.  MISCELLANEOUS PROVISIONS

11.1. This Agreement lists and contains all existing agreements between the Parties in reference to the products and, as of October 1, 1996, [and] retroactively cancels and supersedes for all purposes and effects all agreements, declarations, commitments, whether written or oral, adopted or made by the parties at any time, of any nature, wherever they may be contained, which pertain to the matters governed by this Agreement, with the exception of the agreement concerning the Sales Franchise referred to in the preamble.

11.2. The rights of the Parties provided in this Agreement are not understood to be in any way waived or restricted in the event that one of the Parties should tolerate instances of non-performance by the other, and no refusal to assert a right resulting from any instance of non-performance by the other party may be interpreted as a waiver with respect to subsequent or repeated instances of non-performance.

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11.3.  Amendments, supersessions, and cancellations of this Agreement or individual clauses of same are required to be in writing.

11.4 Should one of the clauses in this Agreement be ruled invalid, such clause shall be deemed void and all the other clauses of this Agreement shall remain valid and in effect, with the exception of the obligation of the Parties to negotiate in good faith a clause to supersede the clause that was ruled invalid, that can satisfy the legitimate interests of both parties.

12.  APPLICABLE LAW AND ARBITRATION CLAUSE

12.1.  The law applicable to this Agreement is Swiss law.

12.2. Disputes that should arise between the parties regarding the interpretation, implementation, and cancellation of this agreement shall be referred for a decision by an arbitration board in accordance with the regulations and procedure of the International Chamber of Commerce (ICC), the first two arbiters shall be appointed by the parties, and the third arbiter shall be appointed by agreement of the other two or, failing that, by the International Chamber of Commerce, Paris headquarters.

The arbitration shall take place in Paris and shall be carried out in the English language.

13.  NOTICES AND COMMUNICATIONS

13.1. Any notice provided for in this Agreement must be sent via registered letter with return receipt to the following addresses:

- to Lerma at Av. San Rafael No. 35, Parque Industrial Lerma, 52000 Lerma,
Mexico.

- to Alco at Via S. Salvatore, 7 Lugano Paradiso.

13.2. Or at whatever other address for communications the other Party has provided in accordance with Article 13.1 above.


Attached as Exhibit 1 is the product list of Lerma.

Lugano, September 26, 1996

Lerma

/s/ Gianni Morisoli

Alco Ltd.

/s/ Carlo Salvi



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[LOGO of Sintesis Lerma] SINTESIS
                         LERMA


                                 PRODUCT LIST


                                ACTUAL PRODUCTS
--------------------------------------------------------------------------------

NAME OF PRODUCT                           PHARMACOPOEIA

MEDROXYPROGESTERONE ACETATE               USP 23 - BP'93 - EUR P II

MEGESTROL ACETATE                         USP 23 - BP'93

CYPROTERONE ACETATE                       IT P IX - JSPI'91

DEFLAZACORT

ALCLOMETHASONE DIPROPIONATE               USP 23

BECLOMETHASONE DIPROPIONATE
MONOHYDRATE

CHLORMADINONE ACETATE                     BP'68 - JAP P XII - USNF XIII - Fr P X

DESONIDE




                                  ANTICANCERS
--------------------------------------------------------------------------------

NAME OF PRODUCT                           PHARMACOPOEIA


CISPLATIN                                 USP 23 - BP'93 - EUR P II

CARBOPLATIN                               USP 23

MITOXANTRONE HYDROCHLORIDE                USP 23


--------------------------------------------------------------------------------


      LERMA MAKES NO REPRESENTATIONS ABOUT PATENT COVERAGE OUTSIDE MEXICO
                     FOR ANY OF THE PRODUCTS LISTED ABOVE




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